CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ABIOMED, Inc.

        ABIOMED, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, hereby certifies as follows:
        1. The Board of Directors of the Corporation, at a meeting duly held on May 22, 1996, at which a quorum was present and acting throughout, and in accordance with the provisions of Section 242 of the Delaware General Corporation Law, approved the following amendment to the Corporation's Certificate of Incorporation:

                To add to the end of paragraph (a) of
Section 4.2.2 of Article 4 of the Corporation's Certificate of Incorporation the following provision:

                "No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by stockholders without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied."

        2. The foregoing amendment to the Certificate of Incorporation was duly adopted by the stockholders at a meeting duly held, at which a quorum was present and acting throughout and in accordance with the provisions of Section
242 of the General Corporation Law of Delaware, on August
14, 1996.

        IN WITNESS WHEREOF, ABIOMED, Inc. has caused this
Certificate of Amendment of its Certificate of Incorporation to be signed by David M. Lederman, its President, and attested to by Philip J. Flink, its Secretary, this 17th day of August, 1996.

ABIOMED, Inc.



By:  /s/ David M. Lederman
        David M. Lederman,
        President

ATTEST:


By: /s/ Philip J. Flink
      Philip J. Flink, Secretary

CERTIFICATE OF INCORPORATION

OF

ABIOMED, Inc.


The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly
Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental hereto, and generally known as the "Delaware General Corporation Law"), hereby certifies that:

        1.  NAME.  The name of the corporation is ABIOMED, Inc.
        2. REGISTERED OFFICE. The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, Kent County, Delaware 19901; and the name of the registered agent of the corporation in the State of Delaware at such address is The PrenticeHall Corporation System, Inc.
     3. PURPOSE. The nature of the business and the purposes to be conducted and promoted by the corporation shall be (a) to engage in the research, development, manufacturing, marketing and sale of medical and biomedical devices and instrumentation and medical products, and (b) any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General

Corporation Law.

  4.  CAPITAL STOCK.  A statement of the designations and powers,

preferences and rights, and the qualifications, limitations or restrictions of the classes of capital stock of the corporation shall be as follows:

PART     4.1 - DESIGNATION AND NUMBERS.

The total number of shares of capital stock which the

corporation shall have authority to issue shall be divided

into four classes as follows:

      (i)   10,000,000 shares of Common Stock, par value $.01

                              per

share;

    (ii)   2,346,000 shares of Class A Common Stock, par value

$.01 per share;

    (iii)   150,000 shares of Class A Preferred Stock, par

value $.01 per share; and

    (iv)    1,000,000 shares of Class B Preferred Stock, par

value $.01 per share.

PART 4.2 - COMMON STOCK AND CLASS A COMMON STOCK



Except as otherwise provided in this Part 2 of Article 4, the Common Stock and the Class A Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.


        4.2.1. Dividends and Other Distributions. Subject to the limitations, if any, prescribed in the provisions of any class or series of stock having a preference over the Common Stock and Class A Common Stock, holders of shares of Common Stock and holders of shares of Class

A Common Stock shall be entitled to receive, when and as declared by the board of directors out of the assets or funds of the corporation which are by law available therefor, dividends payable in cash or in property (other than shares of Common Stock or shares of Class A Common Stock) or in any combination thereof, and such dividends shall be paid at the same time on both such classes, and not on either one of them without the other, but the dividend rate on each share of the Common Stock shall always be 105% of the dividend rate per share on Class A Common Stock, except in the case of a stock dividend. Holders of shares of Common Stock and holders of shares of Class A Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets or funds of the corporation which are by law available therefor, dividends payable in shares of Common Stock and shares of Class A Common Stock; provided, however, that any such dividend payable in respect of the Common Stock shall be payable only in shares of Common Stock and any such dividend payable with respect to shares of Class A Common Stock shall be payable only in shares of Class A Common Stock; and provided, further, that no such dividend shall be paid on either class unless (i) there shall be declared and paid at the same time a dividend at the same rate on the other class or (ii) the relative rights and privileges of the two classes are adjusted in accordance with
Section 4.2.6.

        4.2.2.  Voting Rights and Powers.
        (a) Except as specified hereafter, and except as otherwise required by law, with respect to all matters upon which stockholders are entitled to vote or give consent, the holders of the outstanding shares of the Common Stock and the holders of the outstanding shares of the Class A Common Stock shall vote together as a single class, and every holder of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his or her name, and every holder of outstanding shares of the Class A Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class A Common Stock standing in his or her name.
        (b) Subject to paragraph (f) below, the holders of the Common Stock, voting as aseparate class, shall be entitled to elect that number of directors which constitutes 25% of the total number of the directors, and if such 25% is not a whole number, then the holders of Common Stock will be entitled to elect the nearest higher whole number of directors which constitutes 25% of such membership. The remaining directors will be elected in accordance with paragraph (a).

        (c) The holders of the Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Common Stock voting as a separate class. The remaining directors may be removed with or without cause by the stockholders voting in accordance with paragraph (a). Any director may be removed for cause by the Board of Directors.

        (d) Any vacancy in the office of a director who was elected by the holders of Common Stock, voting as a separate class, may be filled by a vote of such holders, voting as a separate class. In the absence of a stockholder vote, in the case of a vacancy in the office of a director such vacancy may be filled by the remaining directors elected by the same class or classes as the vacant directorship, and in the absence of any directors so elected, by all the remaining directors. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders, and until his or her successor has been chosen and has been qualified. If permitted by the By-Laws, the Board of Directors may increase the number of directors and any vacancy so created may be filled by the Board of Directors; provided, however, that unless the conditions set forth in this paragraph (d) exist in respect of the next annual meeting of stockholders, the Board of Directors may be so enlarged by the Board of Directors only to the extent that twenty-five percent (25%) of the enlarged Board of Directors consists of the directors elected by the holders of the Common Stock or by persons appoointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Common Stock

(e) The holders of Common Stock shall be entitled to vote as a separate class on such other matters as may be required by law to be voted upon by them as a separate class.

 (f) The holders of the Common Stock shall not be entitled to separately vote as set forth in paragraphs (b) - (d) above if on the date for taking a record for any stockholder meeting at which directors are to be elected, the number of issued and outstanding shares of Common Stock (exclusive of any shares held in the corporations's treasury) is less than ten percent (10%) of the aggregate number of issued and outstanding shares of both Common Stock and Class A Common
Stock (exclusive of shares held in the Corporation's treasury).
In such case, all directors to be elected shall be elected by holders of Common Stock and Class A Common Stock voting together as a single class in accordance with paragraph (a) above.

        (g) This Certificate of Incorporation may be amended to change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or the Class A Common Stock so as to affect either class adversely relative to the other, but any proposal to do so shall require the approval of a majority of the votes entitled to be cast by the holders of the class adversely affected by the proposed amendment, voting separately as a class, in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class A Common Stock voting together as a single class as hereinbefore provided.

      4.2.3.  Conversion of Class A Common Stock into Common Stock.

(a) Each share of Class A Common Stock may at any time at the option of the holder be converted into one fully paid and nonassessable share of Common Stock. Such right shall be exercised by the surrender to the corporation of the certificate representing such share of Class A Common Stock to be converted at the principal executive offices of the corporation, or if an agent for the registration of transfer of shares of Class A Common Stock is then duly appointed and acting (said agent being hereinafter referred to as the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of election by the holder thereof to convert and (if so required by the corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the corporation and the Transfer Agent, duly executed by such holder or his duly authorized attorney, and by transfer tax stamps or funds therefor, if required pursuant to paragraph (e) below.
        (b) As promptly as practicable after any such exercise of a holder's election to convert, the corporation will deliver, or cause to be delivered at the office of the Transfer Agent, to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person in whose name a certificate representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(c) Upon the conversion of any share of Class A Common Stock, no adjustment shall be made with respect to any dividends on Common Stock the record date for which preceded the date of conversion specified in paragraph (b) above. However, exercise of the election to convert shall not deprive a holder of Class A Common Stock of the right to receive any dividend or distribution in the respect of such stock payable to holders of record prior to the effective date of conversion.

(d) The corporation will at all times reserve and keep available from authorized but unissued shares or from treasury shares or from any combination thereof, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares.

  (e) The issuance of a certificate for shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance except that if any such certificate is to be issued in a name other than that of the holder of the shares of Class A Common Stock converted, the person requesting the issuance thereof shall pay to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.

(f) All shares of Class A Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Class A Common Stock so converted shall be retired and cancelled, and shall not be reissued, and the corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Class A Common Stock accordingly.

(g) The holders of Class A Common Stock, voting as a separate class, by the vote of a two-thirds majority of the votes entitled to be cast, may at any time vote to convert all of the outstanding Class A Common Stock into Common Stock.
        4.2.4.  Limitations on Transfer of Class A Common Stock.
  (a) For purposes of this Section 4.2.4, a transfer includes any conveyance of Class A Common Stock, whether by sale, assignment, gift, devise, bequest, appointment, operation of law or otherwise. All transfers of Class A Common Stock shall be classified as either (i) involuntary transfers by reason of death, disability, legal incapacity, involuntary petition in bankruptcy, or order or decree of court (collectively an "Involuntary Transfer"), or (ii) any transfer which is not involuntary (a "Voluntary Transfer").
 (b) No holder of shares of Class A Common Stock may make any transfer, whether a Voluntary Transfer or Involuntary Transfer, except to the extent expressly permitted by paragraph (c). Any purported transfer, other than one expressly permitted by paragraph (c), shall constitute the irrevocable election by the holder to convert such shares into Common Stock and to transfer to the transferee such shares of Common Stock. The sole right of the transferee upon presentation of certificates representing such Class
A Common Stock for registration of transfer shall be to receive certificates representing the requisite number of shares of Common Stock upon delivery to the corporation or the Transfer Agent of the documentation and payment (if any) called for by paragraph (a) of Section
4.2.3 hereof. Until such delivery to the corporation or the Transfer Agent, neither the shares of Class A Common Stock represented by such certificates surrendered for registration of transfer nor the shares of Common Stock into which such shares are to be converted shall carry any voting right, and dividends or other distributions with respect thereto shall be withheld until such delivery has been completed.

  (c) The present holders of the Class A Common Stock are David M. Lederman("Lederman"), Param I. Singh ("Singh") and Eli Lilly and Company ("Lilly"). The consequences of any purported transfer of any Class A Common Stock by a present holder shall be as follows:

             (i)  Involuntary Transfers.

                        (A) In the case of an Involuntary Transfer by Singh or Lilly, the shares subject to the Involuntary Transfer shall be converted into Common Stock in accordance with paragraph (b) of this
Section 4.2.4, but such conversion shall have no effect on any other shares of Class A Common Stock outstanding.

                        (B) In the case of an Involuntary Transfer by Lederman, other than as provided in the next sentence, all outstanding Class A Common Stock, regardless of by whom held, shall automatically be converted into Common Stock as of the time of such Involuntary Transfer. If the transferee in any Involuntary Transfer by Lederman is Singh or a trust controlled by Singh (regardless of who the beneficiaries of such trust are), the transfer is permitted, but any subsequent transfer of the shares of Class A Common Stock so transferred shall be deemed a voluntary transfer subject to paragraph (ii)(A).

            (ii)  Voluntary Transfers.
                        (A)     Lederman may make a Voluntary Transfer
only to a   trust controlled by one or both of Lederman and Singh.  If
Lederman makes a Voluntary Transfer to any person other than such a trust, all Class A Common Stock outstanding, regardless of by whom held, shall be automatically converted into Common
Stock as of the time of such Voluntary Transfer.
                        (B)     Singh may make a Voluntary Transfer to
a trust controlled by one or both of Lederman and Singh and Lilly may make a Voluntary Transfer to any corporation controlled by it. If
Singh or Lilly makes a transfer to any person other than those permitted by the preceding sentence, then the shares subject to the Voluntary Transfer shall be converted into Common Stock in accordance with paragraph (b), but such conversion shall have no effect on any other shares of Class A Common Stock outstanding.

        (d) For purposes of paragraph (c) above, control shall mean in the case of a trust the ability, as trustee or by contract, to control decisions to vote or dispose of the shares of Class A Common Stock held by such trust, and shall mean in the case of a corporation the power to elect a majority of the board of directors of such corporation. If any transfer is permitted under paragraph (c) above by virtue of the fact that it is to a controlled person or entity, at such time as the person(s) required to have control cease to have control, then a new transfer will be deemed to have occurred at the time of such loss of control and such transfer shall be deemed a Voluntary Transfer by the person last controlling the person or entity, and shall be governed by the provisions of paragraph (c)(ii) above.

        (e) Notwithstanding anything to the contrary set forth herein, any of Lederman, Singh or Lilly may pledge such holder's shares of Class A Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, however, that such shares shall not be transferred to, or registered in the name of, the pledgee and shall remain subject to the provisions of this Section 4.2.4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class A Common Stock may not be transferred to the pledgee and may only be converted into shares of Common Stock for transfer to the pledgee.

        (f) Each certificate representing shares of Class A Common Stock Stock shall be registered in the actual name of the owner thereof and not in the "street name" or in any nominee name.

(g) The corporation shall note on the certificates representing the shares of Class A Common Stock the restrictions on transfer and registration of transfer imposed by this Section 4.2.4.

        4.2.5. Liquidation. In the event the corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside the full preferential amounts to which the holder of any class or series having a preference over the Common Stock and Class A Common Stock are entitled, the holders of the Class A Common Stock and the holders of Common Stock shall be entitled to share in the remaining net assets of the corporation, with the holders of Common Stock receiving an amount per share which shall be 105% of the amount per share received by the holders of Class A Common Stock.
A merger or consolidation of the corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the corporation which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the corporation within the meaning of this Section 4.2.5.

        4.2.6 Certain Adjustments. In the event that the corporation at any time or from time to time after the date of first issuance of Class A Common Stock shall declare or pay any dividend on Common Stock payable in Common Stock, or effect a stock split or other subdivision, or a reverse stock split, of the Common Stock without declaring and paying a dividend of Class A Common Stock payable in Class A Common Stock or engaging in a stock subdivision or reverse split or combination at the same rate, then concurrently with the payment date of such dividend division, or combination, (i) the number of votes per share of the Class A Common Stock shall be proportionately adjusted, (ii) the amount of any dividend, other than a stock dividend, payable per share on the Class A Common Stock in relation to dividends payable per share on the Common Stock shall be proportionately adjusted, (iii) the amount payable per share on Class A Common Stock upon liquidation in relation to the amount payable per share on Common Stock on liquidation shall be proportionately adjusted, and (iv) the number of shares of Common Stock into which each share of Class A Common Stock is convertible under Section 4.2.3 shall be proportionately adjusted, (increased in each case in the case of a stock dividend or subdivision, and decreased in each case in the case of a reverse stock split or stock combination) so that the relative voting, dividend, liquidation and conversion rights of the Class A Common Stock as compared to the Common Stock are not adversely affected by the payment of such stock dividend or such stock subdivision or combination.
PART 4.3 - CLASS A PREFERRED STOCK

        4.3.1.  Definitions.

        (a)     For the purposes of this Part 3 of Article 4, the

following definitions shall apply:

        (i) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4.3.5(e), deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                (A) upon conversion of shares of Class A Preferred
Stock;

                (B)     as a dividend or distribution on Preferred
Stock;

                (C) by way of a dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A),
(B) or this clause (C); or

                (D) to employees, advisors or consultants to the corporation or to directors pursuant to (1) a stock option plan, whether or not qualified as an incentive stock option plan,
(2) a stock purchase plan or plans, or (3) by grant or sale, up to a maximum of 450,000 shares.

        (ii) "Board of Directors" shall mean the Board of Directors of this corporation.

        (iii) "Common Stock" for purposes of this Part 4.3 only, shall except as otherwise expressly provided, mean both the Common Stock, $.01 par value, and the Class A Common Stock, $0.1 par value, of this corporation.

        (iv) "Conversion Price" shall mean the amount set forth in Section 4.3.4(a), as adjusted pursuant to Section 4.3.5.

        (v)     "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock or the Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

        (vi)    "Junior Shares" shall mean all shares of Common
Stock of this corporation or any other stock ranking junior to the Class A Preferred Stock in dividends or liquidation rights.

        (vii) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common
Stock or Convertible Securities.

        (viii) "Original Issue Date" shall mean the date on which a share of Class A Preferred Stock was first issued.

        (ix)    "Subsidiary" shall mean any corporation at least
50% of whose outstanding voting shares shall at the time be owned directly or indirectly by this corporation or by one or more subsidiaries, or by this corporation and one or more subsidiaries.

4.3.2.  Dividend Rights.

        (a) Dividend Amount. Commencing October 1, 1987, the holders of the Class A Preferred Stock shall be entitled to receive dividends, out of any funds legally available therefor, at the rate of $1.60 per share (adjusted to reflect any stock split stock dividend, combination, recapitalization or reorganization), in each fiscal year of the corporation and no more, payable annually on October 1, in preference and priority to any payment of any dividend on the shares of the Junior Shares.

        (b) Dividends Cumulative. Dividends on the Class A Preferred Stock shall be cumulative, i.e., as long as any shares of the Class A Preferred Stock are outstanding, the corporation shall not declare of pay any dividend or make any other distribution upon any Junior Shares (except dividends or distributions payable in stock of the corporation ranking junior to the Class A Preferred Stock as to dividends and ranking junior to the Class A Preferred Stock in liquidation), and, except with the written consent of the holders of 60% of the outstanding Class A Preferred Stock, voting as a single class, the corporation shall not directly or indirectly purchase or redeem or otherwise acquire for value, or set apart any amount for a sinking fund for the purchase or redemption of, any Junior Shares unless in each instance all dividends for a previous dividend period shall have been paid or (if payment is not required) reserved on all outstanding shares of the Class A Preferred Stock and the dividend for the then current annual dividend period on the Class A Preferred Stock shall have been declared and set aside. In the event that the corporation shall declare and pay less than the aggregate dividends at any time required to be paid by paragraph

4.3.2(a) above on shares of Class A Preferred Stock, dividends actually paid will be paid first on Class A Preferred Stock to each holder thereof in proportion to the total dividends at the time payable to each.
Subject to the provisions of the preceding sentences, the corporation may declare and pay, out of funds legally available for the purpose, dividends on Junior Shares.

4.3.3.  Liquidation Preference.

        (a) Preference. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, voluntarily or involuntarily, the holders of each share of Class A Preferred Stock, prior to any distribution to the holders of Junior Shares, shall be entitled to receive pro rata a preferential amount equal to $20.00 per share plus declared but unpaid dividends (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) of Class A Preferred Stock held by them (the "Class A Preferred Stock Liquidation Preference"). After payment or setting apart for payment of the Class A Preferred Stock Liquidation Preference, the remaining assets of the corporation, if any, shall be distributed among the holders of the Junior Shares. If upon such liquidation, dissolution or winding up, the assets of the corporation are insufficient (after payment of the liquidation preference of any class of preferred stock ranking senior on liquidation to the Class A Preferred Stock) to provide for the payment of the Class A Preferred Stock Liquidation Preference for each share of Class A Preferred Stock outstanding, such assets as are available shall be paid out pro rata among the shares of Class A Preferred Stock.

        (b) Merger or Acquisition. A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.3.3.

        4.3.4. Conversion of Class A Preferred Stock. The holders of the Class A Preferred Stock shall have conversion rights in accordance with the following provisions:

        (a) Right to Convert and Conversion Price. Each share of Class A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Class A Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $20.00 by the Conversion Price, determined and adjusted as hereafter provided, in effect at the time of conversion. The initial Conversion Price shall be $6.667, and it shall be subject to adjustment as provided in Section 4.3.5. Sixty-eight (68) percent of the share(s) of Common Stock to be issued upon conversion of a share of Class A Preferred Stock shall be Class A Common Stock and 32 percent of the share(s) to be issued upon conversion of a share of Class A Preferred Stock shall be of the class of common stock designated as Common Stock; provided, however, that any shares of Common Stock issuable as a result of an adjustment in the Conversion Price required under
Section 4.3.5(e) or (f) hereof shall be of the class of common stock designated as Common Stock.

        (b) Mandatory Conversion. Each share of Class A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock to the public at a gross sale price not less than fifteen (15) percent above the then effective Conversion Price, resulting in not less than $5,000,000 of gross proceeds to the corporation; provided that the provisions of
Section 4.3.5 hereof shall apply with respect to the Common Stock sold in such public offering. All holders of record of shares of Class A Preferred Stock will be given written notice of the effective date of such registration statement and at least four days' prior written notice of the proposed date and place designated for mandatory conversion of the Class A Preferred Stock and the event which will result in the automatic conversion of the Class A Preferred Stock into Common Stock. Such notice shall be sent by certified mail, postage prepaid, or by telecopy with a confirmation by overnight mail such as

Federal Express, to each record holder of Class A Preferred Stock at such holder's address appearing on the stock register of the corporation. On or before the date so fixed for conversion, each holder of shares of Class A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the corporation at the place designated for the number of shares of Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of Class A Preferred Stock into Common Stock and payments in lieu of fractions set forth elsewhere in this
Section 4.3.4 shall apply to the mandatory conversion of the Class A Preferred Stock.

        (c) Effect of Merger or Acquisition on Class A Preferred Stock. In the event of a sale by the corporation of all or substantially all of its assets or a merger or consolidation of the corporation with or into another corporation or entity, and in the case of successive such sales, mergers and consolidations, thereafter the shares of Class A Preferred Stock then outstanding shall be convertible into the number and kind of securities of the acquiring or surviving corporation (or such other entity whose securities are delivered in exchange for the Common Stock of the corporation) to which the holders of the Class A Preferred Stock would have been entitled if such holders had converted their Class A Preferred Stock into Common Stock or the common stock of any successor to the corporation upon the consummation of such sale, merger or consolidation; and such shares shall thereafter be subject to adjustment in the manner and to the extent set forth herein.

        (d) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Class A Preferred Stock. In lieu of any fractional share to which a holder of Class A Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the corporation or of any transfer agent for the Class A Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable in order to avoid a conversion into fractional shares of Common Stock. Except as provided in paragraphs (b) and (c), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(e) No Impairment. The corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.3.4 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment.

        (f) Notices of Record Date, etc. In the event that the corporation shall propose at any time:

                (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                (ii)to offer for subscription pro rata to the holders of any class of its stock any additional shares of stock of any class or other rights;

                (iii) to subdivide or combine its outstanding Common Stock;

                (iv) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                (v) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;then, in connection with each such event, the corporation shall send to the holders of the Class A Preferred Stock:

                (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution, subscription rights, subdivision or combination (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iv) and (v) above; and

                (2)     in the case of the matters referred to in clauses
(iv) and (v) above, at least 20 days' prior written notice of the date when the same shall take place (specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by certified mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the corporation.

        (g) Reservation of Common Stock. The corporation shall, at all times when the Class A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding
Class A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the
Class A Preferred Stock, the corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted
Conversion Price.

        (h) Cancellation of Class A Preferred Stock. All shares of Class A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Class A Preferred Stock so converted shall be retired and cancelled, and shall not be reissued, and the corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Class A Preferred Stock accordingly.

   4.3.5.  Adjustment of Conversion Price on Class A Preferred Stock.

        (a) Adjustment of Conversion Price. The Conversion Price on Class A Preferred Stock shall be adjusted as set forth in this Section
4.3.5 with the intent that the rights of holder of such Class A
Preferred Stock to convert shall not be impaired.

        (b) Situations Where No Adjustment Required. No adjustment in the Conversion Price of a particular share of Class A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

        (c) Adjustments for Combination or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

        (d) Adjustment Upon Issuance of Additional Shares of Common Stock. In the event the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (e) of this Section 4.3.5) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of this paragraph (d), all shares of Common Stock issuable upon conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to paragraph (e), such Additional Shares of Common Stock shall be deemed to be outstanding.

        (e)     Deemed Issue of Additional Shares of Common Stock.
                (i) Options and Convertible Securities. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options in accordance with (B) below or, in the case of Convertible Securities, the maximum number of shares of Common Stock into which they are convertible in accordance with (B) below, shall be deemed to be Additional Shares of Common Stock issued as of the time such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph (f) hereof) of such Additional Shares of Common Stock would be less than the Conversion price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:
                (A) except as provided in (B) below, no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation or for any decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, or for the termination of the right to exercise or convert such Options or Convertible Securities, then the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase, decrease or termination becoming effective, be recomputed to reflect such increase, decrease or termination insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities and upon termination such Options or Convertible Securities shall no longer be deemed to be outstanding; and
                (C) no readjustment pursuant to sub-clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

        (f)     Determination of Consideration.  For purposes of this
Section 4.3.5, the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                (i)     Cash and Property.  Such consideration shall:
                        (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation, excluding amounts paid or payable for accrued interest or accrued dividends;
                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and
                        (C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.
                (ii) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph
(e)(i), relating to Options and Convertible Securities, shall be determined by dividing

                        (A)  the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                        (B)  the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                (iii) Stock Dividends and Stock Subdivisions. Any Additional Shares of Common Stock deemed to have been issued, relating to stock dividends and stock subdivisions, shall be deemed to have been issued for no consideration.

        (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 4.3.5, the corporation at its expense shall promptly computed such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Class A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Class A Preferred Stock.

        4.3.6.  Voting Rights of Class A Preferred Stock.

        (a) General. The Class A Preferred Stock shall vote as a separate class on all matters affecting Class A Preferred Stock to the extent required by law and each share of Class A Preferred Stock issued and outstanding shall have one vote on all such matters.

PART 4.4 - CLASS B PREFERRED STOCK

        4.4.1. General. The Class B Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as between the different series provided in Section 4.4.2 hereof, but in all other respects all shares of the Class B Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Class B Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Class B Preferred Stock, the remaining authorized shares of Class B Preferred Stock shall be deemed to be shares of an undesignated series of Class B Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

4.4.2. Establishment of a Series. Subject to the provisions of this Article Fourth, the Board of Directors is authorized to establish one or more series of Class B Preferred Stock and, to the extent now or hereafter permitted by the laws of the State of Delaware, to fix and determine the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series, including, but not limited to:

        (a) the number of shares to constitute such series and the distinctive designation such series;

        (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividends;

        (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

        (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the corporation;

        (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

        (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the corporation and, if so, the conversion price or ratio and other conversion rights;

        (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

       (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter permitted by the laws of the State of Delaware.

        Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter by resolution authorize the increase or decrease in the number of shares of the same series, subject to the limitations of Section 151(g) of the Delaware General Corporation Law.

        4.4.3. Dividends. Holders of Class B Preferred Stock shall be entitled to receive, when, if and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, and after payment of any accrued dividend on the Class A Preferred Stock in accordance with Part III hereof, cash dividends at the rates fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in Section 4.4.2 (hereinafter referred to as "dividend dates"). Until all accrued dividends on each series of Class B Preferred Stock shall have been paid through the last preceding dividend date of each such series, no dividend or distribution shall be made to holders of Common Stock other than a dividend payable in Common Stock of the corporation. Dividends on shares of any cumulative series of Class B Preferred Stock shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. Nothing hereincontained shall be deemed to limit the right of the corporation to purchase or otherwise acquire at any time any shares of its capital stock.

For purposes of this Part 4.4 the amount of dividends "accrued" on any shares of any cumulative series of Class B Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared. The amount of dividends "accrued" on any noncumulative series of Class B Preferred Stock shall mean only those dividends declared by the Board of Directors, unless otherwise specified for such series by the Board of Directors pursuant to Section 4.2.2.

        4.4.4. Liquidation. Upon the voluntary or involuntary liquidation of the corporation, after payments of the Class A Preferred Stock Liquidation Preference but before any payment or distribution of the assets of the corporation shall be made to or set apart for any other class of stock, the holders of Class B Preferred Stock shall be entitled to payment of the amount of the preference payable upon such liquidation of the corporation fixed by the Board of Directors for the respective series as provided in Section 4.4.2. If, upon any such liquidation, the assets of the corporation shall be insufficient to pay in full to the holders of the Class B Preferred Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Class B Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation of the corporation for the purpose of this Section 4.4.4.

        4.4.5. Retirement. Any shares of Class B Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund provisions with respect to any series of Class B Preferred Stock, shall be retired and shall thereafter have the status of authorized and unissued shares of Class B Preferred Stock undesignated as to series.

  4.4.6. Voting Rights. The Board of Directors shall, at the time any series of Class B Preferred Stock is established, determine whether or not the shares of such series shall be entitled to vote. The Board of Directors, in establishing a series of Class B Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of the Common Stock or of other series of Class B Preferred Stock notwithstanding that the shares of such series of Class B Preferred Stock may vote as a single class with the shares of other series of Class B Preferred Stock and/or with the shares of Common Stock.
      5. INCORPORATOR. The name and the mailing address of the incorporator is as follows:

                NAME            ADDRESS
           David M. Lederman
                               c/o ABIOMED,Inc.
                               33 Cherry Hill
                           Drive Danvers, MA
                           01421

6. DIRECTORS. The name and the mailing address of the directors, each of whom shall serve until the next annual meeting of shareholders and until his or her successor is elected and qualified are as follows:

                NAME           MAILING ADDRESS

           David M. Lederman   c/o ABIOMED, Inc.
                               33 Cherry Hill Drive
                               Danvers, MA  01421

           Param I. Singh
                               c/o ABIOMED,Inc.
                               33 Cherry Hill Drive Danvers, MA 01421

           Francis M. Galasso
                               c/o ABIOMED,Inc.
                               33 Cherry Hill Drive Danvers, MA 01421

           W. Gerald Austen    Massachusetts
                               General Hospital
                               Boston, MA 01421

           William G. Davis    3532 Bay Road,
                               South Drive
                                Indianapolis,IN 46240

           Paul Fireman         c/o Reebok
                                International,Ltd.
                                15 Royall Street
                                 Canton,MA 02021

           Henri A. Termeer            c/o Genzyme
                                       Corporation
                                       75 Kneeland Street
                                       Boston, MA 02111

     7.  EXISTENCE.  The corporation shall have perpetual existence.

     8. CERTAIN SETTLEMENTS. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing threefourths in value of the creditors or class of creditors, and/or of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
        9. POWERS OF DIRECTORS. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
        a. The business of the corporation shall be conducted by the officers of the corporation under the supervision of the Board of Directors.
        b. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the ByLaws. No election of Directors need be by written ballot.
        c. The Board of Directors of the corporation may adopt, amend or repeal the By-Laws of the corporation at any time after the original adoption of the By-Laws according to Section 109 of the Delaware General Corporation Law; provided, however, that any amendment to provide for the classification of Directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the Delaware General Corporation Law shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the corporation entitled to vote.

 10. LIMITATION OF LIABILITY. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, notwithstanding any other provision of law to the contrary. However, a director shall be liable to the extent required by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall deprive a director of the benefits hereof with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  11. INDEMNIFICATION. The corporation may, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section, to the full extent provided in the corporation's ByLaws, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        12. AMENDMENT. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article 12.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Incorporation on this 29th day of May, 1987. This Certificate of Incorporation is to be filed with the Secretary of State of Delaware and Recorded with the Recorder of Deeds of Kent County, Delaware, pursuant to Section 103 and 245 of the Delaware General Corporation Law.


        /s/ David M. Lederman
        David M. Lederman, Incorporator

AGREEMENT OF MERGER
        AGREEMENT OF MERGER entered into this 5th day of June, 1987 between Applied Biomedical Corporation, a Massachusetts corporation ("Parent"), and ABIOMED, Inc., a Delaware corporation ("Subsidiary").
RECITALS:
        WHEREAS, the authorized capital stock of Parent consists of: 1,360,000 shares of Class A Common Stock, $.01 par value per share ("Parent Class A Common Stock"), 680,000 of which are issued and outstanding as of the date hereof; 640,000 shares of Class B Common Stock, $.01 par value per share ("Parent
Class B Common Stock"), 320,250 of which are issued and outstanding as of the date hereof; and 150,000 shares of Preferred Stock, $.01 par value per share ("Parent Preferred
Stock"), all of which are issued and outstanding as of the date hereof; and
        WHEREAS, the authorized capital stock of Subsidiary consists of: 10,000,000 shares of Common Stock, $.01 par value per share ("Subsidiary Common Stock"), 100 of which are issued and outstanding and held by Parent as of the date hereof;
2,346,000 shares of Class A Common Stock, $.01 par value per share ("Subsidiary Class A Common Stock"), none of which are issued and outstanding on the date hereof; 150,000 shares of Class A Preferred Stock, $.01 par value per share ("Subsidiary A Preferred Stock"), none of which are issued and outstanding as of the date hereof; and 1,000,000 shares of Class B Preferred Stock, $.01 par value per share ("Subsidiary B Preferred Stock"), none of which are issued and outstanding as of the date hereof; and
        WHEREAS, the parties deem it advisable and in the best interests of such corporations and their stockholders that Parent be merged with and into Subsidiary (the "Merger") in accordance with the provisions of the Massachusetts Business Corporation
Law, ("MBCL") and
the Delaware General Corporation Law ("DGCL") and desire to state herein the mode of carrying the same into effect and certain other details and provisions of the Merger;
    NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties agree as follows:
     1. Constituent Corporations and Merger. The names of the corporations proposing to merge are Applied Biomedical
Corporation and ABIOMED, Inc., and Applied Biomedical Corporation shall be merged into ABIOMED, Inc., which shall be the surviving corporation (the "Surviving Corporation").
     2. Surviving Corporation.
                (a)     The name by which the Surviving
Corporation shall be known is: ABIOMED, Inc.
                (b) The corporate purposes of the Surviving Corporation shall be the purposes set forth in the Certificate of Incorporation of Subsidiary, as amended to date.
                (c) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall be the Certificate of Incorporation and By-Laws of Subsidiary, as amended to date.
                (d) The officers and directors of the Surviving Corporation shall be those of Subsidiary on the date hereof, and shall be set forth in the Articles of Merger filed with the Secretary of State of the Commonwealth of Massachusetts.
        3. Effective Time. The Merger shall be effective on the date on which both of the following have been accomplished (i) the Articles of Merger have been filed with the Secretary of State of the Commonwealth of Massachusetts pursuant to the applicable provisions of the MBCL, and (ii) this Agreement of Merger has been filed with the Secretary of State of Delaware pursuant to the applicable provisions of the DGCL (the "Effective Time").
        4. Effect of Merger. From and after the Effective Time, the effect of the Merger shall be as provided in Section 80 of the MBCL and Sections 252 and 259 of the DGCL.

        5.      Conversion of Shares.
                (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of Parent Class A Common Stock issued and outstanding shall be converted into and be deemed to become three (3) shares of Subsidiary Class A Common Stock; (ii) each share of Parent Class B Common Stock issued and outstanding shall be converted into and be deemed to become three (3) shares of Subsidiary Common Stock; and (iii) each share of Parent Preferred Stock issued and outstanding shall be converted into and be deemed to become one (1) share of Subsidiary A Preferred Stock, in each case fully paid and nonassessable. In addition, each presently outstanding option or warrant to purchase Parent Class B Common Stock shall be converted into an option or warrant to purchase three (3) shares of Subsidiary Common Stock at an exercise price per share equal to one-third the exercise price of the option or warrant on Parent Class B Common Stock and otherwise shall be on the same terms and conditions.
                (b) After the Effective Time, each certificate theretofore representing shares of issued and outstanding Parent Class A Common Stock, Class B Common Stock and Preferred Stock (other than dissenter's shares) shall, upon surrender to Subsidiary, entitle the holder to receive in exchange therefor a certificate or certificates representing the number of whole shares of Subsidiary capital stock into which the stock theretofore represented by the certificate so surrendered shall have been converted in accordance with the paragraph above, plus cash in lieu of any fractional share interest. From and after the Effective Time, until so surrendered, each certificate theretofore representing Parent capital stock shall be deemed for all corporate purposes to evidence the number of whole shares of Subsidiary capital stock into which such shares shall have been converted, plus cash in lieu of any fractional share interest.
                (c)     Each share, if any, of capital stock
                held in Parent's treasury at the
Effective Time shall automatically be cancelled.
                (d) At the Effective Time, the 100 shares of Subsidiary Common Stock presently issued and outstanding and held by Parent shall be cancelled.

        6. Dissenter's Rights. Any holder of record of shares of Parent's capital stock who shall, at or before the taking of the vote of Parent stockholders to adopt this Agreement of Merger and the Merger contemplated hereby, have filed with Seller written objection and not have voted for the Merger and who shall have, after the taking of such vote, properly demanded payment for such shares in accordance with
Section 89 of the MBCL, shall not thereafter have any rights as a stockholder except as provided in Section 96 of MBCL.


IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement of Merger effective as of the date first above written.

Applied Biomedical Corporation


By:  /s/ David M. Lederman
David M. Lederman, President

 A T T E S T:

/s/ Donald E. Paulson
Donald E. Paulson, Clerk


                                ABIOMED, Inc.


By: /s/ David M. Lederman
David M. Lederman, President


 A T T E S T:


/s/ Donald E. Paulson
Donald E. Paulson, Secretary

CERTIFICATE OF CLERK OF
APPLIED BIOMEDICAL CORPORATION

        The undersigned, being the Clerk of Applied Biomedical
Corporation, does hereby certify that

      1. The foregoing Agreement of Merger was submitted to the stockholders entitled to vote of said corporation at a special meeting thereof for the purpose of acting on the
Agreement of Merger.   Due notice of the time, place, and purpose of
said meeting was mailed to each stockholder of said corporation at least 20 days prior to the date of the meeting. At said meeting, the Agreement of Merger was considered by the stockholders entitled to vote of the corporation, and, a vote having been taken for the adoption or rejection by them of the Agreement of Merger, at least a majority of the outstanding stock entitled to vote of the corporation was voted for the adoption of the Agreement of Merger.
Dated: June 5, 1987.



                /s/ Donald E. Paulson
                Donald E. Paulson, Clerk of
                Applied Biomedical
                Corporation

CERTIFICATE OF SECRETARY OF
ABIOMED, Inc.

The undersigned, being the Secretary of ABIOMED, Inc., does hereby certify that

          1. The holder of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and the sole stockholder entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Agreement of Merger.

Dated: June 5, 1987.

                /s/ Donald E. Paulson
                Donald E. Paulson, Secretary of
                ABIOMED, Inc.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ABIOMED, Inc.

        ABIOMED, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, hereby certifies as follows:
        1. The Board of Directors of the Corporation, at a meeting duly held on June 15, 1995, at which a quorum was present and acting throughout and in accordance with the provisions of Section 242 of the Delaware General Corporation Law, approved the following amendments to the Corporation's Certificate of Incorporation:

        i. To increase the number of authorized shares of Common Stock, $.01 par value, from 10,000,000 to 25,000,000 shares, such that paragraph (i) of Section 4.1 of Article 4 shall be amended to read as follows:

                        The total number of shares of capital stock which the corporation shall have authority to issue shall be divided into four classes as follows:
                (i) 25,000,000 shares of Common Stock, par value $.01 per share;

 ii. Paragraphs (c), (d) and (g) of Section 4.2.2 of Article 4 shall be amended to read in their entirety as follows:

                (c) Any director elected by the holders of Common Stock voting as a separate class under paragraph (b) above may only be removed for cause by the holders of the Common Stock voting as a separate class. The remaining directors may be removed only for cause by the stockholders voting in accordance with paragraph (a).

                (d)     So long as there is any Class A Common
Stock outstanding, any vacancy in the office of a director electable by the holders of Common Stock voting as a separate class may be filled by a vote of such holders voting as a separate class, and in the absence of such a stockholder vote, such vacancy may be filled by the remaining directors elected by the Common Stock voting as a separate class, and in the absence of any directors so elected, by all the remaining directors. So long as there is any Class A Common Stock outstanding, any vacancy in the office of a director electable by the holders of both classes of common stock voting as a single class shall be filled by the remaining directors elected by both classes, and in the absence of any directors so elected, by the holders of both classes of common stock voting as a single class. At such time as there is no longer any Class A Common Stock outstanding, any vacancy in the office of director shall be filled by the remaining directors, and in the absence of any directors, by the stockholders. Unless the conditions set forth in paragraph (f) exist in respect of the next annual meeting of stockholders, the Board of Directors may be enlarged by the Board of Directors only to the extent that twentyfive percent (25%) of the enlarged Board of Directors consists of directors either (i) elected by the holders of the Common Stock or (ii) appointed by directors elected by the holders of Common Stock voting as a separate class.

                (g) This Certificate of Incorporation may be amended to change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or the Class A Common Stock so as to affect either class adversely relative to the other, but any proposal to do so shall require the approval of a majority of the votes entitled to be cast by the holders of the class adversely affected by the proposed amendment, voting separately as a class, in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class A Common Stock voting together as a single class as hereinbefore provided. In addition, this
Section 4.2.2 shall not be amended, altered or repealed except by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the stockholders voting in accordance with paragraph (a).

        iii. Article 13 shall be added to read in its entirety as follows:

              13.     CLASSIFIED BOARD OF DIRECTORS
                (a) The number of directors of the corporation shall be the number, not less than 3 nor more than 12, fixed from time to time by the Board of Directors. The Board of Directors may be enlarged only by vote of a majority of the directors then in office.

                (b) Commencing at the annual meeting of the stockholders in 1995, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the number of directors constituting the entire Board of Directors. At the annual meeting of the stockholders held in 1995, Class I directors shall be elected for a one year term, Class I directors shall be elected for a two year term, and Class III directors shall be elected for a three year term, and in each case until their successors are duly elected and qualified. Commencing in 1996, at each annual meeting of the stockholders successors to the class of directors whose terms expire at that annual meeting of stockholders shall be elected by stockholders for a three year term and until their successors are duly elected and qualified. If the number of directors constituting the entire Board of Directors shall be changed as provided in paragraph (a) of this Article 13, the increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

                (c)     Any director elected to fill a vacancy
resulting from an increase in any class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for the remaining term of the class to which such director is elected. No decrease in the size of the Board ofDirectors shall have the effect of removing or shortening the term of any incumbent director.
                (d) Whenever the holders of any series of Preferred Stock issued pursuant to the provisions of Part 4.4 of Article 4 of this certificate of incorporation shall have the right, voting as a separate class, to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the terms of this certificate of incorporation applicable to such series or by the resolution or resolutions of the Board of Directors providing for such series, as the case may be, and such directorships shall not be divided into classes or otherwise subject to this Article 13 unless expressly so provided therein.
                (e) This Article 13 shall not be amended, altered or repealed except by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by stockholders voting in accordance with Section 4.2.2(a) of Article 4.

        iv.     Article 14 shall be added to read in its entirety as follows:

                14.     CONSIDERATION OF RELEVANT FACTORS IN BUSINESS
COMBINATIONS.

                        The Board of Directors of the corporation, when evaluating any offer of another party to (i) purchase or exchange any securities or property for any outstanding equity securities of the corporation, (ii) merge or consolidate the corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including without limitation: (a) not only the price or other consideration being offered in relation to the then current market price of the corporation's outstanding shares of capital stock, but also the Board of Directors' estimate of the future value of the corporation as an independent going concern and the unrealized value of its property and assets; (b) the financial and managerial resources and future prospects of the other party; and (c) the possible social, legal, environmental and economic effects of the transaction on the business of the corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the corporation and its subsidiaries and the effects on the communities in which the corporation's facilities are located. In evaluating any such offer on the basis of the foregoing factors, the directors shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the corporation within the meaning of Section 145 of the General Corporation Law of Delaware, as it may be amended from time to time.

        2. The foregoing amendments to the Certificate of Incorporation were duly adopted by the stockholders at a meeting duly held, at which a quorum was present and acting throughout and in accordance with the provisions of Section 242 of the General Corporation Law of Delaware, on August 9, 1995.

    IN WITNESS WHEREOF, ABIOMED, Inc. has caused this Certificate of Amendment of its Certificate of Incorporation to be signed by David M. Lederman, its President, and attested to by Donald E. Paulson, its Secretary, this 25th day of October, 1995.

ABIOMED, Inc.


By:  __/s/ David M. Lederman________
        David M. Lederman,
        President
ATTEST:


By: __/s/ Donald E. Paulson______________ Donald E.
      Paulson, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

of

ABIOMED SECURITIES CORPORATION

(A Massachusetts corporation)

into

ABIOMED, INC.

(A Delaware corporation)








        It is hereby certified that:

        1. ABIOMED, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

        2. The Corporation is the owner of all the outstanding shares of the Common Stock of Abiomed Securities Corporation, a Massachusetts corporation (hereinafter sometimes referred to as the "Subsidiary").

        3. The laws of the jurisdiction of organization of the corporations listed above permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

       4. The Corporation hereby merges the Subsidiary into the Corporation.

       5. The following is a copy of the resolutions adopted on October 7, 1988, by the Board of Directors of the Corporation to merge said Subsidiary into the Corporation:

VOTED: That Abiomed Securities Corporation (hereinafter sometimes referred to as the "Subsidiary") be merged with and into this Corporation, that the effective date of such merger be the date of filing of the Certificate of Ownership and Merger with the Delaware Secretary of State, and the Articles of Merger with the Massachusetts Secretary of State, and that the President and Assistant Secretary be, and each of them hereby is, authorized and directed to execute and deliver the Certificate of Ownership and Merger and the Articles of Merger and such other documents and instruments as may be necessary in order to effectuate the merger of the Subsidiary with and into this Corporation.
VOTED: That this Corporation cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the jurisdiction of organization of the Subsidiary, and by the laws of any other appropriate jurisdiction, and that it cause to be performed all necessary acts within the jurisdiction of organization of the Subsidiary and of this Corporation and in any other appropriate jurisdiction necessary or proper to effect this merger.

Signed and attested to on October 7 , 1988.
ABIOMED, INC.

By:  /s/David M. Lederman
David M. Lederman, President



Attest:


/s/ Robert T.V. Kung
Robert T.V. Kung, Assistant Secretary

COMMONWEALTH OF MASSACHUSETTS  )        )
                           ) SS:
COUNTY OF SUFFOLK           )
        BE IT REMEMBERED that, on October 7, 1988, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came David M. Lederman and Robert T.V. Kung, the President and Assistant Secretary, respectively, of ABIOMED, Inc., who duly signed the foregoing instrument before me and acknowledged that such instrument as executed is the act and deed of said corporation, that his signing is his act and deed, and that the facts stated therein are true.

        GIVEN my hand on October 7, 1988.


                         /s/ Bobbie A. O'Brien
                        Notary Public

[SEAL]          My Commission Expires:   12/2/92





















































































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